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                                  EXHIBIT 23.1





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                                                                    EXHIBIT 23.1





                              ACCOUNTANTS' CONSENT




The Board of Directors
First American Corporation:


We consent to the incorporation by reference in the registration statement filed under Form S-8 for the First American Corporation 1991 Employee Stock Incentive Plan of our report dated January 21, 1994 relating to the consolidated balance sheets of First American Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993 annual report on Form 10-K of First American Corporation.

Our report refers to changes in accounting principles related to the adoption in 1993 of the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, Accounting for Income Taxes; No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions; No. 112, Employers' Accounting for Postemployment Benefits; and No. 115, Accounting for Certain Investments in Debt and Equity Securities.



                                        /s/ KPMG Peat Marwick
                                        ---------------------
                                        KPMG Peat Marwick

Nashville, Tennessee
April 21, 1994





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